UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GS Finance Corp. (Exact name of registrant as specified in its charter)	The Goldman Sachs Group, Inc. (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	Delaware (State of incorporation or organization)
26-0785112 (I.R.S. Employer Identification No.)	13-4019460 (I.R.S. Employer Identification No.)
200 West Street, New York, New York 10282 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Callable Fixed Rate Notes due 2021, guaranteed by The Goldman Sachs Group, Inc.	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-219206

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

The material set forth in (i) the section captioned “Description of Debt Securities We May Offer” in the registrants’ Prospectus, dated July 10, 2017 (the “Base Prospectus”), which relates to the registrants’ registration statement on Form S-3 (No. 333-219206), filed with the Securities and Exchange Commission on July 10, 2017, (ii) the section captioned “Description of Notes We May Offer” in the registrants’ Prospectus Supplement, dated July 10, 2017 (the “MTN, Series E Prospectus Supplement”), to the Base Prospectus, and (iii) the Pricing Supplement No. 8,418, dated May 27, 2020 (the “Pricing Supplement No. 8,418”), to the Base Prospectus and the MTN, Series E Prospectus Supplement are each incorporated herein by reference. If any additional securities registered hereby are issued, a pricing supplement relating to such securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.

Item 2. Exhibits.

1.

Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.70 to the registrants’ registration statement on Form S-3 (No. 333-154173), filed on October 10, 2008).

2.

First Supplemental Indenture, dated as of February 20, 2015, among GS Finance Corp., as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to the Senior Debt Indenture, dated as of October 10, 2008 (incorporated by reference to Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

3.

Fourth Supplemental Indenture, dated as of August 21, 2018, among GS Finance Corp., as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to the Senior Debt Indenture, dated as of October 10, 2008 (incorporated by reference to Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 2018).

4.

GS Finance Corp.’s Specimen Master Medium-Term Note, Series E, dated as of July 10, 2017 (incorporated by reference to Exhibit 4.77 to the registrants’ registration statement on Form S-3 (No. 333-219206), filed on July 10, 2017).

5.	The Pricing Supplement No. 8,418, incorporated herein by reference to the registrants’ filing pursuant to Rule 424(b) filed on May 27, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 14, 2020	GS FINANCE CORP.

By: /s/ JAMES J. WHITE, JR.
Name: James J. White, Jr.
Title: Treasury Signatory

THE GOLDMAN SACHS GROUP, INC.

By: /s/ JAMES J. WHITE, JR.
Name: James J. White, Jr.
Title: Attorney-in-Fact